Exhibit 10.5

TALEND

2020 STOCK OPTION PLAN

Pursuant to the authorization granted by the combined ordinary and extraordinary general shareholders' meeting of June 30th, 2020, the board of directors decided on August 4, 2020, in compliance with the provisions of articles L. 225-177 et. seq. of the French Commercial Code, to adopt the 2020 stock option plan of TALEND, the terms and conditions of which are set out below.

1. Purposes of the Plan

The purposes of the Plan are:

–to attract and retain the best available personnel for positions of substantial responsibility;

–to provide additional incentive to Beneficiaries; and

–to promote the success of the Company's business.

This Plan is drafted for U.S. Beneficiaries and non U.S Beneficiaries. Provisions of the Plan may be applicable to U.S. Beneficiaries only.

Options granted under the Plan to U.S. Beneficiaries are intended to be Incentive Stock Options or Non-Statutory Stock Options, as determined by the Administrator at the time of grant of an Option, and shall comply in all respects with Applicable Laws in order that they may benefit from available tax advantages.

2. Definitions.

(a) "Administrator" means the board of directors of the Company which shall administer the Plan in accordance with Section 4 of the Plan.

(b) "Affiliated Company" means a company which conforms with the criteria set forth in article L. 225-180 of the Law as follows:

–companies of which at least ten per cent (10%) of the share capital or voting rights is held directly or indirectly by the Company;

–companies which own directly or indirectly at least ten per cent (10%) of the share capital or voting rights of the Company; and

–companies of which at least fifty per cent (50%) of the share capital or voting rights is held directly or indirectly by a company which owns directly or indirectly at least fifty percent (50%) of the share capital or voting rights of the Company,

(c) "Applicable Laws" means, for any relevant country, the legal requirements relating to the administration of stock option plans under state corporate and securities laws applicable in such country, and, for the U.S., the Code in force in the United States of America.

(d) "Beneficiary" means the president of the board of directors (président du conseil d’administration), the general manager (directeur général) and the deputy general managers (directeurs généraux délégués) or, as the case may be, the president and the members of the management board (président et membres du directoire) of the Company as well as any individual employed by the Company or by any Affiliated Company under the terms and conditions of an employment contract, it being specified that a term of office of director of the Company or director of an Affiliated Company (remunerated or not) shall not be deemed to constitute an employment relationship.

(e) "Board" means the board of directors (conseil d'adminstration) of the Company.

(f) "Change in Control" means any of the following events: (i) a merger of the Company into another corporation which is not controlled by the shareholders controlling the Company immediately before the completion of the relevant merger, (ii) the sale by one or several shareholders of the Company, acting alone or in concert, to any acquirer of a number of Shares resulting in a transfer of more than fifty percent (50%) of the Shares and voting rights of the Company to said acquirer, or (iii) the sale of all or almost all assets of the Company to any acquirer which are not controlled by the Company or its shareholders.

(g) "Code" means the United States Internal Revenue Code of 1986, as amended.

(h) "Company" means TALEND S.A., a corporation organized under the laws of the Republic of France.

(i) "Continuous Status as a Beneficiary" means as regards the president of the Board, the general manager, the deputy general managers or, as the case may be, the president and the members of the management board that the term of their office has not been terminated and, as regards an employee that the employment relationship between the Beneficiary and the Company or any Affiliated Company is not terminated. Continuous Status as a Beneficiary shall not be considered terminated in the case of (i) any leave of absence having received a prior approval from the Company or, in the case of a U.S. Beneficiary, requiring no prior approval under U.S. laws, or (ii) transfers between locations of the Company or between the Company or any Affiliated Company or the contrary or also from an Affiliated Company to another Affiliated Company. Leaves of absence which must receive a prior approval from the Company for the non-termination of the Continuous Status as a Beneficiary shall include leaves of more than three (3) months for illnesses or conditions about which the employee has advance knowledge, military leave, or any other personal leave. For purposes of U.S. Beneficiaries and Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute, contract or Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by a U.S. Beneficiary shall cease to be treated as an Incentive Stock Option and shall be treated for U.S. tax purposes as a Non-Statutory Stock Option.

Except to the extent otherwise required by Law or expressly authorized by the Administrator, no employment credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.

(j) "Date of Grant" means the date of the decision of the Board to grant the Options.

(k) "Disability" means the disability corresponding to the second or the third categories of Article L. 341-4 of the French Social Security Code or pursuant to any similar provision applicable to a foreign Affiliated Company.

(l) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

(m) "Fair Market Value" means the value for one Share as determined in good faith by the Administrator, according to the following provision, as provided in the Shareholders Authorization:

The purchase or subscription price per share that may be issued pursuant to the Shareholders Authorization shall be fixed by the Board of Directors in accordance with the provisions of Article L. 225-177 of the French Commercial Code and shall be at least equal to the equivalent in Euros of at least 95% of the closing trading price of an ordinary share of the Company (whether or not in the form of an American Depositary Share) admitted to trading on the Nasdaq Global Market in the United States of America on the last trading day before the grant date, it being specified that when an option allows its beneficiary to buy shares previously purchased by the Company, its exercise price, without prejudice to the foregoing and in accordance with the applicable legal provisions, may also not be less than 80% of the average price paid by the Company for all of the shares that it may previously have purchased.

This price settled for the subscription or purchase of Shares shall not be modified during the period in which the Option may be exercised. However, if the Company makes one of the operations mentioned in article L. 225-181 of the Law, it must take all necessary measures to protect Optionee's interests in the conditions provided for by article L 228-99 of the Law. In case of issuance of securities granting access to the share capital of the Company, as well as in case of the Company's merger or spin off (scission), the Board may decide, for a limited period of time, to suspend the right to exercise the Options.

(n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o) "Law" means the French Commercial Code.

(p) "Non-Statutory Stock Option" means an Option which does not qualify as an Incentive Stock Option.

(q) "Notice of Grant" means a written notice evidencing the main terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(r) "Option" means an option to purchase or subscribe Shares granted pursuant to the Plan.

(s) "Optionee" means a Beneficiary who holds at least one outstanding Option.

(t) "Option Agreement" means a written agreement entered into between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(u) "Option Exchange Program" means a program whereby (i) outstanding Options are surrendered or cancelled in exchange for options with different exercise conditions, awards of a different type, and/or cash, (ii) Optionees have the opportunity to transfer any outstanding Options to a financial institution or other person or entity, and/or (iii) the purchase or subscription price of an outstanding Option is increased or reduced.

(v) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) "Plan" means the 2020 Stock Option Plan as approved by the shareholders on June 30th, 2020 and the Board on August 4, 2020.

(x) "Share" means a share of the Company

(y) "Shareholders Authorization" means the authorization given by the shareholders of the Company in the combined ordinary and extraordinary general meeting dated June 30th, 2020 as increased or amended from time to time by a further general meeting of the shareholders permitting the Board to grant Stock Options.

(z) "Share Capital" means the issued and paid up capital of the Company.

(aa) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bb) "U.S. Beneficiary" means a Beneficiary of the Company or an Affiliated Company residing in the United States or otherwise subject to United States' laws, regulations or taxation.

3. Shares Subject to the Plan

Subject to the provisions of Sections 11 and 12 of the Plan and pursuant to the Shareholders Authorization, the maximum aggregate number of Shares which may be optioned and issued under the Plan is equal to 2,300,000 with a nominal value of 0.08 Euro each, as may be adjusted to take into account any operation of split or grouping of Shares. For “Incentive Stock Options”, the maximum number of Shares which may be optioned and issued is equal to 2,300,000. The Shares optioned and issued under the Plan may be newly issued Shares, treasury Shares or Shares purchased on the open market.

Should the Option expire or become unexercisable for any reason without having been exercised in full, the unsubscribed Shares which were subject thereto shall, unless the Plan shall have been terminated, become available again for future grant under the Plan.

Shares withheld by the Company as full or partial payment in connection with the exercise of any Option under the Plan or to satisfy any tax withholding obligations related to the exercise of an Option under the Plan, in each case, will not become available again for future grant under the Plan.

4. Administration of the Plan

(a) Procedure

The Plan shall be administered by the Administrator.

(b) Powers of the Administrator.

Subject to the provisions of the Law, the Shareholders Authorization, the Plan, and the Applicable Laws, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Shares, in accordance with Section 2(m) of the Plan;

(ii) to determine the Beneficiaries to whom Options may be granted hereunder;

(iii) to select the Beneficiaries and determine whether and to what extent Options are granted hereunder;

(iv) to approve or amend forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Options granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine with the exception of the exercise price; it being specified that the Administrator’s discretion remains subject to the rules and limitations set forth in this Plan and in the Law;

(vi) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Option (subject to the provisions of Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercise period of Options after the termination of the employment agreement or the end of the term of office, longer than is otherwise provided for in the Plan or in the Option Agreement;

(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(x) to determine the terms and restrictions applicable to Options; and

(xi) to make all other determinations deemed necessary or appropriate for administering the Plan.

(c) Effect of Administrator's Decision.

The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees.

(d) No Option Exchange Program.

The Administrator may not implement an Option Exchange Program.

5. Limitations

(a) In the case of U.S. Beneficiaries, each Option shall be designated in the Notice of Grant either as an "Incentive Stock Option" or as a "Non-Statutory Stock Option". Incentive Stock Options may only be granted to Beneficiaries of the Company or a Subsidiary who meet the definition of “employees” under Section 3401(c) of the Code.

Nevertheless, the aggregate Fair Market Value of the Shares covered by Incentive Stock Options granted under the Plan or any other stock option program of the Company (or any Parent or subsidiary of the Company) that become exercisable for the first time in any calendar year shall not exceed U.S. $100,000: to the extent the aggregate Fair Market Value of such Shares exceeds U.S. $100,000, the Options covering those Shares the Fair Market Values of which causes the aggregate Fair Market Value of all such Shares to be in excess of U.S. $100,000 shall be treated as Non-Statutory Options. Incentive Stock Options shall be taken into account in the order in which they were granted, and the aggregate Fair Market Value of the Shares shall be determined as of the Date of the Grant.

(b) The Options are governed by articles L. 225-177 and following of the Law. They are not part of the employment agreement or of the office which has allowed the Optionee to be granted the Option. Neither do they constitute an element of the Optionee’s remuneration.

Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or his/her term of office with the Company or any Affiliated Company, nor shall they interfere in any way with the Optionee's right or the Company's or Affiliated Company's right, as the case may be, to terminate such employment or such term of office at any time, with or without cause.

(c) Other than as expressly provided hereunder, no member of the Board of the Company or of the supervisory board (in the event of change of management formula of the Company) or of an equivalent management body of an Affiliated Company shall be as such eligible to receive Options under the Plan.

6. Term of plan

The Plan shall be effective and Options may be granted as of August 4, 2020. Options may be granted hereunder until August 30th, 2023. It shall continue in effect until the date of termination of the last Option in force, unless terminated earlier under Section 14 of the Plan.

7. Term of Options

The term of each Option shall be stated in the Notice of Grant as ten (10) years from the Date of Grant, in accordance with the Shareholders Authorization or, in case of death or Disability of the Optionee during such ten (10)-year period, and six (6) months from the death of the Optionee in accordance with French law.

For all grants to U.S. Beneficiaries, in no event may his/her Options be exercised after ten (10) years from the Date of Grant (or five (5) years for an Incentive Stock Option granted to an owner of stock representing more than ten percent (10%) of the voting rights of all classes of stock of the Company or any Parent or Subsidiary of the Company).

8. Options Exercise Price and Consideration

(a) Subscription or purchase Price

The per Share subscription or purchase price for the Shares to be issued or sold pursuant to exercise of an Option shall be determined by the Administrator on the basis of the Fair Market Value.

(i) In the case of an "Incentive Stock Option" granted to a U.S. Beneficiary who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting rights of all classes of stock of the Company or any Parent or Subsidiary of the Company and, to the extent such Beneficiary is permitted by the Law to receive Option grants, the per Share subscription or purchase price shall be no less than 110% of the Fair Market Value per Share on the Date of Grant;

(ii) In the case of a "Non-Statutory Stock Option" or “Incentive Stock Option”, not covered by Section 8(a)(i) above, granted to any U.S. Beneficiary, the per Share subscription or purchase price shall be no less than 100% of the Fair Market Value per Share on the Date of Grant.

(b) Waiting Period and Exercise Dates

At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period in the Company or an Affiliated Company.

Any Option granted hereunder shall provide for a vesting period of at least one (1) year following the Date of Grant; provided, however, that a maximum of five percent (5%) of the Shares reserved for issuance under Section 3(a) may be granted hereunder (or may be subject to accelerated vesting) without any minimum vesting condition.

(c) Form of Consideration

The consideration to be paid for the Shares to be issued or purchased upon exercise of Options, including the method of payment, shall be determined by the Administrator. Such consideration shall consist entirely of an amount in Euro corresponding to the subscription or purchase price which may be paid in one or more of the following forms as determined by the Administrator and specified in the Option Agreement and to the extent permitted by Applicable Laws:

(1) wire transfer;
(2) check; or
(3) any combination of the foregoing methods of payment.

Where the exercise of an Option would lead the Company to be liable for any payment, whether due to fees, taxes or to charges of any nature whatsoever, in place of the Optionee, such Option shall be deemed duly exercised when the full payment for the Shares with respect to which the Option is exercised by the Optionee and the Optionee provides the Company with either the receipt stating the payment by the Optionee of any such fee, tax or charge, as above described that would otherwise be paid by the Company upon exercise of the Option, in place of the Optionee or, the full payment, under the same conditions, of any amount due upon the exercise of the Option to be borne by the Company.

9. Exercise of Options

(a) Procedure for Exercise; Rights as a Shareholder

Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

Each Option shall grant the right to subscribe or purchase one (1) Share pursuant to the Plan. An Option may not be exercised for a fraction of a Share, it being specified that an Option may only be exercised once.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the provisions of the Option Agreement) together with a share subscription or purchase form (bulletin de souscription ou d'achat) duly executed by the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan to the extent permitted by Applicable Law. Shares issued or sold upon exercise of an Option shall be sold to or issued in the name of the Optionee, or if requested, in the name of the Optionee and his or her spouse.

1. Where the exercise of an Option would lead the Company to be liable for any payment, whether due to fees, taxes or to charges of any nature whatsoever, in place of the Optionee, such Option shall be deemed duly exercised when the full payment for the Shares with respect to which the Option is exercised is executed by the Optionee and the Optionee provides the Company with either the receipt stating the payment by the Optionee of any such fee, tax or charge, as above described that would otherwise be paid by the Company upon exercise of the Option, in place of the Optionee or, the full payment, under the same conditions, of any amount due upon the exercise of the Option to be borne by the Company.

2. Upon exercise of an Option, the Shares issued or sold to the Optionee shall be assimilated with all other Shares of the Company of the same class and shall be entitled to dividends once the Shares are issued for the fiscal year during which the Option is exercised.

In the event that an Optionee infringes one of the above-mentioned commitment, such Optionee shall be liable for any consequences resulting from such infringement for the Company and undertakes to indemnify the Company in respect of all amounts payable by the Company in connection with such infringement.

Granting of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for purposes of the Plan, by the number of Shares as to which the Option may be exercised.

(b) Termination of the Optionee's Continuous Status as Beneficiary

Upon termination of an Optionee's Continuous Status as a Beneficiary, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Options, but only within such period of time as is specified in the Notice of Grant, and only for the part of the Options that the Optionee was entitled to exercise at the date of termination (but in no event later than the expiration of the term of such Options as set forth in the Notice of Grant and, in the case of an “Incentive Stock Option”, three (3) months following the Optionee's termination of Continuous Status as a Beneficiary). Unless otherwise decided by the Board and specified in the Notice of Grant, an Option shall remain exercisable for three (3) months following the Optionee's termination of Continuous Status as a Beneficiary whether such termination is due to the Optionee or to the Company’s decision.

If, at the date of termination, the Optionee is not entitled to exercise all his or her Options, the Shares covered by the unexercisable portion of Options shall revert to the Plan. If, after termination, the Optionee does not exercise all of his or her Options within the period specified by the Administrator, the Options shall terminate, and the Shares covered by such Options shall revert to the Plan.

(c) Disability of Optionee

In the event that an Optionee's Continuous Status as a Beneficiary terminates as a result of the Optionee's Disability, unless otherwise resolved by the Board, the Optionee may exercise his or her Options at any time within nine (9) months from the date of such termination, but only to the extent these Options are exercisable at the time of termination (and in no event later than the expiration of the term of such Options as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise all of his or her Options, the Shares covered by the unexercised portion of Options shall revert to the Plan. If, after termination, the Optionee does not exercise all of his or her Options within the time specified herein, the Options shall terminate, and the Shares covered by such Options shall revert to the Plan.

(d) Death of Optionee

In the event of the death of an Optionee during the term of the Options, unless otherwise resolved by the Board, the Options may be exercised at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent these Options are exercisable at the time of death. If, at the time of death, the Optionee was not entitled to exercise all of his or her Options, the Shares covered by the unexercised portion of Options shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Options by bequest or inheritance does not exercise the Options within the time specified herein, the Options shall terminate, and the Shares covered by such Options shall revert to the Plan.

10. Non-Transferability of Options

An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. Adjustments Upon Changes in Capitalization or Dissolution

(a) Changes in capitalization

In the event of the carrying out by the Company of any of the financial operations pursuant to article L. 225-181 of the Law as follows:

- amortization or reduction of the share capital,
- amendment of the allocation of profits,
- grant of free shares,
- capitalization of reserves, profits, issuance premiums,
- distribution of reserves,
- the issuance of shares or securities giving right to shares to be subscribed for in cash or by set-off of existing indebtedness offered exclusively to the shareholders;

the Company shall take the required measures to protect the interest of the Optionees in the conditions set forth in article L. 228-99 of the Law.

(b) Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date determined by the Administrator and give each Optionee the right to exercise his or her Options as to Shares for which the Options would not otherwise be exercisable.

For Incentive Stock Options, all assumptions and substitutions shall be determined in accordance with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

12. Change in Control

(a) Assumption or Substitution of Options.

(i) Unless otherwise provided by the Board, an agreement between the Company or an Affiliated Company and the Optionee or in the Notice of Grant, in the event of a Change in Control, each outstanding Option will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or Parent or Subsidiary of the successor corporation does not agree to assume or substitute for the outstanding Options, each Option that is not assumed or substituted for, will accelerate and become fully vested and exercisable prior to the consummation of the Change in Control at such time and on such conditions as the Administrator shall determine. In addition, if an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the relevant Optionee in writing or electronically that his or her Option will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option will terminate upon the expiration of such period.

(ii) For the purposes of this subsection, an Option will be considered assumed if, (A) following the Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or the Fair Market Value of the consideration received in the Change in Control by holders of Shares for each such Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received upon the exercise of an Option for each Share subject to such Option to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of common stock of the Company in the Change in Control; (B) any securities of the successor corporation or its Parent forming part of the substitute Option following the Change in Control are freely tradeable on a major stock exchange; and (C) the Option otherwise remains subject to the same terms and conditions that were applicable to the Option immediately prior to the Change in Control.

(b) Cashout of Options.

Notwithstanding any provision of the Plan to the contrary, in the event that each outstanding Option is not assumed or substituted in connection with a Change in Control, the Administrator may, in its discretion, provide that each Option shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (x) the excess (if any) of the consideration paid per Share in the Change in Control over the exercise or purchase price per Share subject to the Option multiplied by (y) the number of Shares granted under the Option. Without limiting the generality of the foregoing, in the event that the exercise or purchase price per Share subject to the Option is greater than or equal to the consideration paid per Share in the Change in Control, then the Administrator may, in its discretion, cancel such Option without any consideration upon the occurrence of a Change in Control.

(c) Plan Binding on Successors.

The obligations of the Company under this Plan shall be binding upon any successor corporation resulting from a Change in Control.

13. Grant

(a) The Date of Grant of an Option shall be, for all purposes, the date on which the Administrator decides to grant such Option. Notice of Grant shall be provided to each Optionee within a reasonable time after the Date of Grant.

(b) In the event of any tax liability arising on account of the Grant of the Options, the liability to pay such taxes shall be that of the Optionee alone. The Company’s obligation to deliver Shares upon the exercise of any
Options granted under the Plan shall be subject to the satisfaction of all applicable income, employment and other tax withholding requirements.

The Optionee shall enter into such agreements of indemnity and execute any and all documents as the Company may specify for this purpose, if so required at the time of the Grant and at any other time at the discretion of the Company, on such terms and conditions as the Company may think fit, for recovery of the tax due, from the Optionee.

14. Amendment and Termination of the Plan

(a) Amendment and Termination

The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholders’ approval

The Company shall obtain shareholders’ approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws (including the requirements of any exchange or quotation system on which Shares may then be listed or quoted). Such shareholders approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of amendment or termination

No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

15. Conditions Upon Issuance of Shares

(a) Legal Compliance

Shares held by a U.S. Beneficiary shall not be sold or issued pursuant to the exercise of an Option unless the exercise of such Option, and the issuance or sale and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the Law, the "Securities Act" of 1933, as amended, the "Exchange Act", the rules and regulations promulgated thereunder, Applicable Laws and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(b) Investment Representations

As a condition to the exercise of an Option by a U.S. Beneficiary, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being subscribed or purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Liability of Company

(a) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by any counsel to the Company to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) The Company and its Affiliated Companies may not be held responsible in any way if the Optionee for any reason not attributable to the Company or its Affiliated Companies was not able to exercise the Options or acquire the Shares.

17. Board Approval

The Plan shall be subject to adoption by the Board within twelve (12) months of the date of the approval of the Plan’s material terms by the shareholders of the Company.

18. Law, Jurisdiction

The Grant of Options under this Plan shall entitle the Company to require the Optionee to comply with such requirements of law as may be necessary in the Options of the Company from time to time.

The Plan is, for its validity, interpretation and execution, subject to French law. The relevant court of the registered office of the Company shall be exclusively competent to determine any claim or dispute arising in connection herewith.

The provisions of this Plan shall be interpreted in accordance with the legislation in France.

19. CLAWBACK

Options granted under the Plan, including any gain received upon exercise, shall be subject to any applicable clawback policy of the Company, as in effect as of the Date of Grant of an Option or may be adopted following the Date of Grant to comply with Applicable Laws.

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